Execution Version
AMENDMENT NO. 1 TO CREDIT AGREEMENT
(Additional Loan Amendment)

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), is made as of the 19th day of July, 2024, by each of by and among (i) Bulk Endurance (MI) Corp., a corporation incorporated and existing in the Republic of the Marshall Islands, as initial borrower (the “Initial Borrower”), (ii) the Additional Borrower party hereto, (iii) Pangaea Logistics Solutions Ltd., an exempted company limited by shares and incorporated in Bermuda, as parent guarantor (the “Parent Guarantor”), (iv) the Subsidiary Guarantors party hereto, (v) the Lenders party hereto, and (vi) DNB Bank ASA, New York Branch (“DNB"), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as security trustee for the Secured Parties (in such capacity, the “Security Trustee”), and amends and is supplemental to that certain credit agreement dated as of May 16, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among the Initial Borrower and the Additional Borrowers, the Parent Guarantor, the Subsidiary Guarantors, the Lenders, the Administrative Agent and the Security Trustee. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.
W I T N E S S E T H
WHEREAS, the Borrowers have requested that the Lenders make Additional Loans to the Borrowers in the aggregate amount not to exceed $15,675,000 (the “Amendment No. 1 Additional Loans”), for the purposes of Bulk Brenton (MI) Corp., a Marshall Islands corporation (“Additional Borrower No. 1”) acquiring or refinancing the Indebtedness relating to the Liberian flag vessel M/V BELFRIEND (tbr BULK BRENTON), IMO No. 9764051 (“Additional Vessel No. 1”);
WHEREAS, the Lenders hereby agree, subject to the terms and conditions of this Amendment, that the Credit Agreement and the other Loan Documents be amended as provided for herein to give effect to the making of the Amendment No. 1 Additional Loans.
NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Joinder. The Additional Borrower No. 1 hereby agrees that, by its execution of this Amendment, Additional Borrower No. 1 hereby becomes a party to the Credit Agreement, and is and shall be for all purposes an “Additional Borrower”, a “Borrower”, a “Guarantor” and an “Obligor” under the Loan Documents and shall have (and hereby unconditionally, absolutely and irrevocably assumes) all the obligations, liabilities and undertakings of, and joins in each grant, pledge and assignment of any interest by, an Additional Borrower, a Borrower, a Guarantor and an Obligor as if it had executed the Credit Agreement and each other applicable Loan Document. Additional Borrower No. 1 hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to an Additional Borrower, a Borrower, a Guarantor and an Obligor contained in the Credit Agreement and each other applicable Loan Document. Additional Borrower No. 1 hereby represents and warrants that each of the representations and warranties contained in the Credit Agreement is true and correct on and as the date hereof (after giving effect to this Amendment on the Effective Date) as if made on and as of such date.

2.Amendment of the Credit Agreement and Loan Documents. The parties hereto agree that on the Amendment Effective Date (as hereinafter defined):
(a)All references to “this Agreement” shall be deemed to refer to the Credit Agreement, as amended hereby, and each reference to the “Credit Agreement”, including any prior iteration thereof, in any Loan Document shall be deemed to be a reference to the Credit Agreement amended, supplemented or otherwise modified from time to time, including but not limited to as amended by this Amendment.
(b)Schedule 1.01 (including Part A - Obligors and Part B - Vessels) of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.
(c)Schedule 2.08 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.
3.Delay of Conditions Precedent; Funding to Escrow Agent. The Borrowers have notified the Lenders and the Administrative Agent that it intends to request that the Amendment No. 1 Additional Loans be funded to an escrow agent acceptable to the Administrative Agent and the Lenders in their sole discretion (the “Escrow Agent”) in order to complete the acquisition of the Additional Vessel No. 1 prior to satisfying each of the conditions precedent set forth in Section 4.02 of the Credit Agreement. In connection therewith, each of the parties hereto further agree as follows:
(a)the Borrowing Date of the Amendment No. 1 Additional Loans shall be the date the Amendment No. 1 Additional Loans are funded by the Administrative Agent to the Escrow Agent;
(b)the Administrative Agent shall be permitted to instruct the release of the Amendment No. 1 Additional Loans from the Escrow Agent in its sole discretion (such date of release, the “Release Date”);
(c)to the extent the following (or similar) conditions precedent (the “Delayed Conditions”) set forth in Section 4.02 of the Credit Agreement are not delivered by the relevant Borrowing Date, they will be satisfied as follows:
(i)on the Release Date, as soon as practicable upon the release of the Amendment No. 1 Additional Loans, the Security Trustee shall have received (in form and substance satisfactory to the Security Trustee): (A) the Mortgage in respect of the Additional Vessel No. 1; and (B) documentary evidence with regards to the relevant Additional Vessel that: (x) the Vessel is definitively and permanently (or, if applicable in the relevant Approved Flag Jurisdiction, provisionally) registered in the name of the relevant Borrower under an Approved Flag Jurisdiction (or will be, upon the making of the relevant Loan), unencumbered save by the relevant Mortgage thereon, if any; and (y) the Mortgage has been (or will be, upon the making of the relevant Loan) duly recorded against the Vessel as a valid first preferred or priority ship mortgage in accordance with the laws of the Approved Flag Jurisdiction on which such Vessel is registered; and

(ii)no later than five (5) days after the Release Date the Security Trustee shall have received: (A) a copy of the Inventory of Hazardous Materials, if applicable, for the relevant Additional Vessel; (B) the Vessel’s IAPPC, ISSC and SMC (together with any other details of the applicable safety management system which the Security Trustee requires), certified by an Authorized Officer of the relevant Borrower as being a true and correct copy thereof; and (C) documentary evidence that the Vessel maintains the highest class for vessels of its type with the Classification Society free of any material overdue recommendations, which status shall be established by a confirmation of class certificate issued by the Classification Society, provided that any failure to satisfy the Delayed Conditions within the time periods set forth in this Section 3(c) shall be an automatic Event of Default without any grace period or cure period.
4.Conditions to the Effectiveness of this Amendment. This Amendment shall become effective upon (the “Amendment Effective Date”) (a) the parties hereto shall having duly executed and delivered this Amendment, and (b) subject to Section 3 above, the satisfaction of the conditions precedent set forth in Section 4.02 of the Credit Agreement with respect to the Amendment No. 1 Additional Loans, in accordance with the terms therein.
5.Expenses. The Borrowers hereby agree to pay all reasonable expenses related to this Amendment in accordance with Section 9.03 of the Credit Agreement, including any expenses of preparation, execution, delivery, and administration of this Amendment and the reasonable fees and expenses of the Administrative Agent’s counsel in connection herewith.
6.Representations and Warranties. Each of the Obligors, by their respective signatures hereto, hereby makes or reaffirms, as applicable, as of the date hereof, each and every representation and warranty made by itself and the other Obligors in the Credit Agreement (as amended and supplemented by this Amendment) and the other Loan Documents, other than any representations and warranties that are effective only as of a particular date.
7.No Defaults. Each of the Obligors hereby represents and warrants that as of the date hereof no Default or Event of Default has occurred and is continuing.
8.No Other Amendment. All other terms and conditions of the Credit Agreement and each other Loan Document shall remain in full force and effect and the Credit Agreement and each other Loan Document shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.
9.Further Assurances.    Each of the Obligors hereby consents and agrees that if this Amendment shall at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Lenders may be reasonably required in order to more effectively accomplish the purposes of this Amendment.
10.Loan Document; Other Documents. This Amendment is hereby designated by the parties hereto as a Loan Document and an Additional Loan Amendment. By the execution and delivery of this Amendment, each of the parties hereby consents and agrees that all references in the Loan Documents shall be deemed to refer to the Credit Agreement as amended and supplemented by this

Amendment. Upon the Amendment Effective Date, each Obligor hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to "the Credit Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended or modified by this Amendment and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Security Trustee for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Obligors from time to time existing in respect of the Credit Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Obligors, other than as expressly provided herein, including, without limitation, the Obligors’ obligations to repay the Loans in accordance with the terms of the Credit Agreement, or the obligations of the Obligors under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Security Trustee or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
11.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
12.Incorporation. The provisions of Sections 9.02 (Waivers; Amendments), 9.04 (Successors and Assigns), 9.06 (Counterparts; Integration; Effectiveness; Electronic Execution), 9.07 (Severability), 9.11 (Headings) of the Credit Agreement are incorporated into this Amendment as if fully set forth herein, mutatis mutandis.
13.Joint and Several Liability of Borrowers. The obligations of the Borrowers under the Credit Agreement and under the other Loan Documents shall be joint and several and, as such, each Borrower shall be liable for all of such obligations of each other Borrower under the Credit Agreement and the other Loan Documents. To the fullest extent permitted by law the liability of each Borrower for the obligations under the Credit Agreement and the other Loan Documents of each other Borrower with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect there-to at any time or from time to time held by any applicable Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder; provided that no Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents) which may at any time be available to or be asserted by such other Borrower or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such other Borrower or such Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of such other Borrower for the obligations hereunder or under any other Loan Document, or of such Borrower under this Section 13, in bankruptcy or in any other instance.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.

BULK ENDURANCE (MI) CORP., as Initial Borrower By:________________________________ Name: Title:	BULK BRENTON (MI) CORP., as Additional Borrower By:________________________________ Name: Title:

PANGAEA LOGISTICS SOLUTIONS LTD, as Parent Guarantor By:________________________________ Name: Title:	BULK PARTNERS (BERMUDA) LTD., as Subsidiary Guarantor By:________________________________ Name: Title:
BULK FLEET BERMUDA HOLDING COMPANY LIMITED, as Subsidiary Guarantor By:________________________________ Name: Title:	BULK PARTNERS HOLDING COMPANY BERMUDA LTD, as Subsidiary Guarantor By:________________________________ Name: Title:

DNB BANK ASA, NEW YORK BRANCH, as Administrative Agent and as Security Trustee By:________________________________ Name: Title: By:________________________________ Name: Title:

Lenders:
DNB CAPITAL LLC, as Lender By:________________________________ Name: Title: By:________________________________ Name: Title:

Exhibit A

Schedule 1.01

A. Obligors

Initial Borrower

Initial Borrower	Jurisdiction of Incorporation
Bulk Endurance (MI) Corp.	Marshall Islands

Additional Borrower

Additional Borrower	Jurisdiction of Incorporation
Bulk Brenton (MI) Corp.	Marshall Islands

Parent Guarantor

Additional Borrower	Jurisdiction of Incorporation
Pangaea Logistics Solutions Ltd.	Bermuda

Subsidiary Guarantors

Subsidiary Guarantor	Jurisdiction of Incorporation
Bulk Fleet Bermuda Holding Company Limited	Bermuda
Bulk Partners Holding Company Bermuda Ltd	Bermuda
Bulk Partners (Bermuda) Ltd	Bermuda

B. Vessels

Initial Vessel

Vessel	Flag	Borrower	IMO Number
BULK ENDURANCE	Liberia	BULK ENDURANCE (MI) CORP.	9782003

Additional Vessel

Vessel	Flag	Borrower	IMO Number
BELFRIEND (tbr BULK BRENTON)	Liberia	BULK BRENTON (MI) CORP.	9764051

Exhibit B

Schedule 2.08

(Attached)